EXHIBIT 4


                                                                       EXHIBIT A



                                 US WATS, INC.

                                STOCK OPTION PLAN

              (As Amended and Restated Effective August 13, 1996)

                                                                       EXHIBIT A

                               TABLE OF CONTENTS

                                                               Page
SECTION 1      Purpose........................................  1
SECTION 2      Definitions....................................  1
SECTION 3      Administration.................................  2
SECTION 4      Eligibility....................................  3
SECTION 5      Stock..........................................  3
SECTION 6      Granting of Options............................  4
SECTION 7      Annual Limit for ISOs..........................  4
SECTION 8      Terms and Conditions of Options................  4
SECTION 9      Capital Adjustments............................  7
SECTION 10     Financial Information..........................  8
SECTION 11     Amendment or Discontinuance of the Plan........  8
SECTION 12     Termination of Plan............................  8
SECTION 13     Effective Date.................................  9
SECTION 14     Miscellaneous..................................  9

                                                                       EXHIBIT A

                                 US WATS, INC.
                               STOCK OPTION PLAN
              (As Amended and Restated Effective August 13, 1996)
              ----------------------------------------------------


                                   SECTION 1
                                    Purpose
                                   ---------

          This US WATS, INC. STOCK OPTION PLAN ("Plan") is intended to provide a means whereby US WATS, INC. ("Company") and any Subsidiary (as defined in Section 2 hereof) of the Company may, through the grant of incentive stock options and nonqualified stock options to Key Employees and Consultants (both as defined in Section 2 hereof), attract and retain such Key Employees and Consultants and motivate such individuals to exercise their best efforts on behalf of the Company and of any Subsidiary.

          The Plan, as amended and restated effective August 13, 1996, constitutes a merger and amendment and restatement of the Prior Plans (as defined in Section 2 hereof). Such merger and amendment and restatement shall not, in and of itself, affect Prior Options (as defined in Section 2 hereof) which are outstanding as of August 12, 1996.


                                   SECTION 2
                                  Definitions

          For all purposes of the Plan, unless the context requires otherwise, the following words and phrases shall have the meanings set forth below. In all cases, the singular shall include the plural, and vice versa, and the masculine shall include the feminine.

          (a)  "Board" means the Company's Board of Directors.

          (b)  "Code" means the Internal Revenue Code of 1986, as amended.

          (c)  "Committee" means the administrator of the Plan, as described in
Section 3 hereof.

          (d) "Common Share" means a share of the Company's $.001 par value common stock.

          (e) "Consultant" means any consultant of the Company or a Subsidiary who is not an officer or employee thereof.

          (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (g) "Fair Market Value" means the value of a Common Share, which shall be arrived at by a reasonable, good faith determination of the Committee and shall be:

               (1) The mean between the highest and lowest quoted selling price, if there is a market for the Common Shares on a registered securities exchange or on an over the counter market, on the date specified;

               (2) The weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the specified date, if there are no such sales on the specified date but there are such sales on dates within a reasonable period both before and after the specified date;

               (3) The mean between the bid and asked prices, as reported by the National Quotation Bureau on the specified date, if actual sales are not available during a reasonable period beginning before and ending after the specified date; or

                                                                       EXHIBIT A

               (4) If Subparagraphs (1) through (3) above are not applicable, such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

          Where the Fair Market Value of Common Shares is determined under Subparagraph (2) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the specified date shall be weighted inversely by the respective numbers of trading days between the dates of reported sales and the specified date (i.e., the valuation date), in accordance with Treas. Reg. [SECTION] 20.2031-2(b)(1), or any successor thereto.

          (h) "ISO" means an Option which qualifies as an incentive stock option within the meaning of section 422 of the Code.

          (i) "Key Employee" means any executive or managerial employee of the Company or a Subsidiary.

          (j) "NQSO" means an Option which is a nonqualified stock option (i.e., an Option which does not qualify as an incentive stock option within the meaning of section 422 of the Code).

          (k) "Option" means any stock option granted to a Key Employee or Consultant under Section 6 hereof.

          (l) "Optionee" means any Key Employee or Consultant who has been granted an Option.

          (m) "Prior Option" shall mean an incentive stock option or a nonqualified stock option granted under a Prior Plan.

          (n) "Prior Plan" shall mean the Company's Employee Compensation Stock Option Plan, adopted November 6, 1992, or the Company's 1993 Executive Stock Option Plan, adopted August 30, 1993, in both cases, as in effect prior to August 13, 1996.

          (o) "Subsidiary" means any corporation (whether or not in existence at the time the Plan is restated) which, at the time an Option is granted, is a subsidiary of the Company under the definition of "subsidiary corporation" con tained in section 424(f) of the Code, or any successor thereto.


                                   SECTION 3
                                 Administration
                                ---------------

          The Plan shall be administered:

          (a) By a committee, which shall consist of not fewer than two non-employee directors (within the meaning of Rule 16b-3(b)(3) under the Exchange Act, or any successor thereto) of the Company who shall be appointed by, and shall serve at the pleasure of, the Board; or

          (b) In the event a committee has not been established in accordance with subsection (a) or cannot be constituted to vote on the grant of an Option, by the entire Board.

          The administrator of the Plan shall hereinafter be referred to as the "Committee." Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

          The Committee shall have full and final authority in its absolute discretion, subject to the terms of the Plan, to select the Key Employees and Consultants to be granted Options under the Plan, to grant Options on behalf of the Company, and to set the date of grant and the other terms of such Options; provided, however, that Consultants shall not be eligible to receive ISOs under the Plan.

                                                                       EXHIBIT A

          The Committee may correct any defect, supply any omission and reconcile any inconsistency in the Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders and all officers, employees, and consultants and former officers, employees, and consultants, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

          No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.


                                   SECTION 4
                                  Eligibility
                                  -----------

          Key Employees and Consultants shall be eligible to receive Options under the Plan. Key Employees shall be eligible to receive ISOs and/or NQSOs. Consultants shall be eligible to receive only NQSOs. More than one Option may be granted to an Optionee under the Plan.


                                   SECTION 5
                                     Stock
                                     -----

          The number of Common Shares that may be subject to ISOs under the Plan shall be 3,000,000, reduced by the number of Common Shares issued pursuant to Prior Options granted under the Company's 1993 Executive Stock Option Plan; the number of Common Shares that may be subject to NQSOs under the Plan shall be 500,000, reduced by the number of Common Shares issued pursuant to Prior Options granted under the Company's Employee Compensation Stock Option Plan. However, both limits in the preceding sentence shall be subject to adjustment as hereinafter provided. Common Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, as the Company may determine from time to time.

          Any Common Shares subject to an Option or a Prior Option which expires or otherwise terminates for any reason whatever (including, without limitation, the Key Employee or Consultant's surrender thereof) without having been exercised shall continue to be available for the granting of Options under the Plan.


                                   SECTION 6
                              Granting of Options
                              -------------------

          From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Key Employees and Consultants under the Plan such Options as it determines are warranted, subject to the limitations of the Plan; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem. The granting of an Option under the Plan shall not be deemed either to entitle the Optionee to, or to disqualify the Optionee from, any other Options under the Plan. In making any determination as to whether a Key Employee or Consultant shall be granted an Option, the type of Option to be granted, and the number of Common Shares to be covered by the Option, the Committee shall take into account the duties of the Key Employee or Consultant, his or her present and potential contributions to the success of the Company or a Subsidiary, the tax implications to the Company and the Key Employee or Consultant of any Options granted, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in the Option Agreement that the Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

                                                                       EXHIBIT A

                                   SECTION 7
                             Annual Limit for ISOs
                             ---------------------

          (a) Annual Limit. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Shares with respect to which ISOs become exercisable for the first time by a Key Employee during any calendar year (under this Plan and any other incentive stock option plan of the Company or any parent corporation (within the meaning of section 424(e) of the Code ("Parent")) or Subsidiary) shall not exceed $100,000.

          (b) Options Over Annual Limit. If an Option intended as an ISO is granted to a Key Employee and such Option may not be treated in whole or in part as an ISO pursuant to the limitation in Paragraph (a) above, such Option shall be treated as an ISO to the extent it may be so treated under such limitation and as an NQSO as to the remainder, but shall continue to be subject to the provisions of the Plan that apply to ISOs. For purposes of determining whether an ISO would cause such limitation to be exceeded, the Key Employee's incentive stock options shall be taken into account in the order granted.

          (c) NQSOs. The annual limit set forth above for ISOs shall not apply to NQSOs.


                                   SECTION 8
                        Terms and Conditions of Options
                        -------------------------------

          The Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan as the Committee shall deem desirable, and for ISOs granted under this Plan, the provisions of section 422(b) of the Code:

          (a) Number of Common Shares. The Option shall state the number of Common Shares to which it pertains.

     (b)  Price.

               (1) ISOs. The Option exercise price of an ISO shall be determined and fixed by the Committee in its discretion at the time of grant, but shall not be less than 100% (110% in the case of an ISO granted to a more than 10% shareholder as provided in Paragraph (i) below) of the Fair Market Value of the optioned Common Shares on the date the Option is granted.

               (2) NQSOs. The Option exercise price of an NQSO shall be determined and fixed by the Committee in its discretion at the time of grant; provided that in the case of NQSOs granted to an Optionee who is a resident of the State of California, the Option exercise price shall not be less than 85% (110% in the case of an NQSO granted to a more than 10% shareholder as provided in Paragraph (i) below) of the Fair Market Value of the optioned Common Shares on the date the NQSO is granted.

          (c)  Term.

               (1) ISOs. Subject to earlier termination as provided in Paragraphs (e), (f), and (g) below, the term of each ISO shall be not more than 10 years (5 years in the case of a more than 10% shareholder as provided in Paragraph (i) below) from the date of grant.

               (2) NQSOs. Subject to earlier termination as provided in Paragraphs (e), (f) and (g) below, the term of each NQSO shall be not more than 10 years (five years in the case of an NQSO granted to a California resident who is also a more than 10% shareholder as provided in Paragraph (i) below) from the date of grant.

                                                                       EXHIBIT A

     (d)  Exercisability and Purchase.

               (1) Exercisability. Options granted under this Plan shall be exercisable in such installments and on such dates as the Committee may specify, provided that:

                    (A) In the case of Options granted to Optionees who are residents of the State of California, such Options shall be exercisable at the rate of at least 20% per year over five years from the date of grant;

                    (B) In the case of new Options granted in replacement for options (whether granted under the Plan or otherwise) held by an Optionee, the new Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the replaced options were exercisable; and

                    (C) The Committee may accelerate the exercise date of any outstanding Options granted to an Optionee in its discretion, if it deems such acceleration to be desirable. However, with respect to an Optionee who is a California resident, acceleration is permitted only if the Optionee is an officer, director or consultant.

               (2) Purchase. Any Common Shares, the right to the purchase of which has accrued, under an Option may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of Common Shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon the exercise of an Option granted hereunder shall be forfeited. The Option price shall be payable --

                    (A)  In cash or its equivalent;

                    (B) In the case of an ISO, if the Committee, in its discretion, causes the Option Agreement so to provide and in the case of an NQSO if the Committee, in its discretion, so determines at or prior to the time of exercise, in Common Shares previously acquired by the Optionee, provided that if such shares were acquired through the exercise of an incentive stock option and are used to pay the Option exercise price of an ISO, such shares have been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or if such Common Shares were acquired through exercise of a nonqualified stock option and are used to pay the Option exercise price of an NQSO, such shares have been held by the Optionee for a period of more than 12 months on the date of exercise; or

                    (C) In the discretion of the Committee, in any combination of (A) and (B) above.

               In the event such Option exercise price is paid, in whole or in part, with Common Shares, the portion of the Option exercise price so paid shall equal the Fair Market Value on the date of exercise of the Option of the Common Shares surrendered in payment of such Option exercise price.

          (e)  Exercise Upon Termination of Employment or Service.

               (1) General. If an Optionee's employment by or service with the Company and Subsidiaries terminates for any reason other than death, disability, or Cause (as described in Subparagraph (2) below) prior to the expiration date fixed for his or her Option, such Option may be exercised, to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of:

                    (A)  The expiration date specified in such Option; or

                                                                       EXHIBIT A

                    (B) An accelerated termination date determined by the Committee, in its discretion, and set forth in the Option Agreement; except that such accelerated termination date shall not be earlier than 30 days or later than 90 days after the date of the Optionee's termination of employment or service.

          If an Optionee's employment by or service with the Company and Subsidiaries terminates by reason of Cause prior to the expiration date fixed for his or her Option, such Option shall terminate immediately.

               (2) Cause. For purposes of this Paragraph (e), "Cause" shall include any act of fraud or intentional misrepresentation, or embezzlement, misappropriation, or conversion of assets or opportunities of the Company.

          (f) Exercise upon Disability of Optionee. If an Optionee shall become disabled (within the meaning of section 22(e)(3) of the Code) during his or her employment by or service with the Company and Subsidiaries and, prior to the expiration date fixed for his or her Option, his or her employment or service is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of:

                    (A)  The expiration date specified in such Option; or

                    (B) One year after the date of such termination of employment or service.

          In the event of the Optionee's legal disability, such Option may be so exercised by the Optionee's legal representative.

          (g) Exercise after Death of Optionee. If an Optionee's employment terminates by reason of the Optionee's death prior to the expiration date fixed for his or her Option, or if an Optionee whose employment is terminated for any reason shall die following his or her termination of employment but prior to the earlier of:

                    (A)  The expiration date fixed for his or her Option; or

                    (B)  The expiration of the period determined under Paragraph
(e) or (f) above, such Option may be exercised to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, at any time prior to the earlier of:
                    (i)  The expiration date specified in such Option; or

                    (ii) One year after the date of death.

          (h) Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any Common Shares covered by his or her Option until the issuance of a stock certificate to him or her for such shares.

          (i) Ten Percent Shareholder. In the case of any ISO granted under the Plan and in the case of an NQSO which is granted to an Optionee who is a resident of the State of California, if the Optionee owns more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary or Parent at the time the Option is granted to such Optionee, the Option exercise price for such Option shall be not less than 110% of the Fair Market Value of the optioned Common Shares on the date such Option is granted. In addition, such Option shall not be exercisable after the expiration of five years from the date it is granted.

                                                                       EXHIBIT A

          (j) Option Agreements. Options granted under the Plan shall be evidenced by written documents ("Option Agreements") in such form as the Committee shall, from time to time, approve. Option Agreements shall contain such provisions, not inconsistent with the provisions of the Plan, for NQSOs granted pursuant to the Plan, and such conditions, not inconsistent with section 422(b) of the Code or the provisions of the Plan, for ISOs granted pursuant to the Plan, as the Committee shall deem advisable. An Option Agreement shall specify whether the Option is an ISO or NQSO; provided, however, if the Option is not designated in the Option Agreement as an ISO or NQSO, the Option shall constitute an ISO to the extent it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO. Each Optionee shall enter into, and be bound by, the terms of an Option Agreement.

          (k) Holding Period Requirement. In the case of an Option which is an ISO, the Option Agreement shall provide that Common Shares acquired by the Key Employee upon exercise of the ISO may not be disposed of (1) within two years after the ISO is granted or (2) within one year after the Common Shares are transferred to the Key Employee. This holding period requirement shall not apply in the case of an ISO exercised in accordance with Paragraph (g) after the Key Employee's death.


                                   SECTION 9
                              Capital Adjustments
                              -------------------

          The number of Common Shares which may be issued under the Plan, the maximum number of Common Shares with respect to which Options may be granted to any Key Employee under the Plan, both as stated in Section 5 hereof, and the number of Common Shares issuable upon the exercise of outstanding Options under the Plan (as well as the Option exercise price per share under such outstanding Options) shall, subject to the provisions of section 424(a) of the Code, be adjusted to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

          In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation. As provided in Section 8(d)(1)(C) hereof, the Committee, in its discretion, may accelerate, in whole or in part, the date on which any outstanding Option becomes exercisable. The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of ISOs, such change is excluded from the definition of a "modification" under section 424(h) of the Code.


                                   SECTION 10
                             Financial Information
                             ---------------------

          With respect to Optionees (including Optionees who have already exercised their Options or Prior Options) who are residents of the State of California, the Company will comply with Section 240.140.46 of Title 10, California Administrative Code, which requires the Company to deliver financial statements at least annually to such Optionees.


                                   SECTION 11
                    Amendment or Discontinuance of the Plan
                    ---------------------------------------

          (a) In General. The Board from time to time may suspend or discon tinue the Plan or amend it in any respect whatsoever, except that, without the approval of the shareholders (given in the manner set forth in Paragraph (b) below): (1) the class of persons eligible to receive Options shall not be changed; (2) the maximum number of Common Shares with respect to which Options may be granted under the Plan shall not be increased except as permitted under
Section 9 hereof; and (3) the duration of the Plan under Section 12 hereof with respect to any Options granted hereunder shall not be extended.

                                                                       EXHIBIT A

          (b) Manner of Shareholder Approval. The approval of the Company's shareholders must occur by a majority of all outstanding shares of voting stock entitled to vote thereon.

          Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall terminate or affect the continued existence of rights created under Options granted and outstanding or materially impair the rights of any holder of an outstanding Option without the consent of such holder.


                                   SECTION 12
                              Termination of Plan
                              -------------------

          Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on August 28, 2003, which date is within 10 years after the date the 1993 Executive Stock Option Plan was adopted by the Board, and no Options hereunder shall be granted thereafter. Notwithstanding the foregoing, no NQSO other than an Option which is treated as an NQSO under Section 7(b) hereof may be granted after November 5, 2002, the date that is 10 years after the date the Employee Compensation Stock Option Plan was adopted. Nothing contained in this Section 12, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on August 28, 2003 (November 5, 2002, in the case of NQSOs) which by their terms extend beyond such date.


                                   SECTION 13
                                 Effective Date
                                 --------------

          This Plan merger and amendment and restatement shall become effective on August 13, 1996 (the date the amendment and restatement was adopted by the Board); provided that the Plan merger and amendment and restatement shall be approved by the Company's shareholders (in accordance with Section 12(b)) within 12 months of such date. In the event such shareholder approval is not obtained, the merger and amendment and restatement of the Plan and all Options granted hereunder shall be null and void; no additional Options shall be granted hereunder; and, if any shares of Common Stock were issued pursuant to such an Option such Option shall be rescinded. Any shares issued pursuant to such an Option shall not be counted in determining whether such approval is obtained. In no event may any Option be exercised prior to shareholder approval of the Plan. Nothing in this Section 13 shall limit an Optionee's right to exercise any Prior Option in accordance with its terms. In addition, in the event shareholder approval is not obtained as required by this Section 13, the Prior Plans shall continue as separate Plans as though this merger and amendment and restatement had never been attempted.


                                   SECTION 14
                                 Miscellaneous
                                 -------------

          (a) Governing Law. The Plan and the Option Agreements entered into, and the Options granted hereunder, shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the operation of, and the rights of Optionees under, the Plan, the Option Agreements, and the Options shall be governed by applicable federal law and otherwise by the laws of the state of New York.

          (b) Rights. Neither the adoption or amendment and restatement of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided by the Plan and the Option Agreement.

          Any Option under the Plan shall not entitle the holder thereof to any rights as a shareholder of the Company prior to the exercise of such Option and the issuance of the Common Shares pursuant thereto. Further, notwithstanding any provisions of the Plan or any Option Agreement with an Optionee, the Company and Subsidiaries shall have the right, in their discretion, to retire a Key Employee at any time pursuant to their retirement rules or otherwise to terminate a Key Employee's employment or a Consultant's service at any time for any reason whatsoever.

                                                                       EXHIBIT A

          (c) No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

          (d) Non-Transferability. No Option shall be assignable or transferable by an Optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, any Option shall be exercisable only by the Optionee or by his or her guardian or legal representative. If an Optionee is married at the time of exercise of an Option and if the Optionee so requests at the time of exercise, the certificate or certificates issued shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship.

          (e) Withholding and Use of Common Shares to Satisfy Tax Obligations. The obligation of the Company to deliver Common Shares or to pay cash to a Key Employee pursuant to any Option under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Subject to the withholding requirements of applicable federal tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Committee), may permit the Key Employee to satisfy the minimum required federal withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) Common Shares, which shares shall be valued, for this purpose, at their Fair Market Value on the date of exercise of the Option (or if later, the date on which the Key Employee recognizes ordinary income with respect to such Option) (the "Determination Date").

          An election to use Common Shares to satisfy federal tax withholding requirements must be made in compliance with and subject to the Withholding Rules. The Company may not withhold Common Shares in excess of the number necessary to satisfy the minimum federal income tax withholding requirements. In the event Common Shares acquired under the exercise of an ISO are used to satisfy such withholding requirement, such Common Shares must have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the Determination Date, or if such Common Shares were acquired through the exercise of an NQSO or of an option under a similar plan, such option must have been granted to the Key Employee at least six months prior to the Determination Date.

          (f) Listing and Registration of Common Shares. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Common Shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase or vesting of Common Shares thereunder, or that action by the Company or by the Optionee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Optionee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that Common Shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such Common Shares may be legended accordingly.